SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549


                                 Amendment No. 1


                                       to

                                    Form 8-K

                                       on

                                   Form 8-K/A


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                  June 17, 1996




                       MEDIWARE INFORMATION SYSTEMS, INC.
     ----------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



             New York              1 - 10768             11 - 2209324
       --------------------   --------------------   --------------------
         (State or other        (Commission File       (I.R.S. Employer
         jurisdiction of        Number)                Identification
         incorporation                                 No.)



              1121 Old Walt Whitman Road, Melville, New York 11747
     ----------------------------------------------------------------------
                    (Address of principal executive offices)



               Registrant's telephone number, including area code:

                                (516) 423 - 7800


                          No change since last report
     ----------------------------------------------------------------------
          Former Name or Former Address, if Changed Since Last Report

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
         ------------------------------------------------------------------

         (a)  Financial Statements of Businesses Acquired
              -------------------------------------------

              Balance sheet of Continental Healthcare Systems, Inc. - Pharmakon Division as of November 30, 1995 and the related statements of operations and cash flows for the years ended November 30, 1995 and November 30, 1994.

              Unaudited balance sheet of Continental Healthcare Systems, Inc. - Pharmakon Division as of April 30, 1996 and the related statement of operations for the five-months then ended.

              Balance sheet of JAC Computer Services Limited as of November 30,
              1995  and  November  30,  1994  and  the  related   statements of
              operations and retained earnings and cash flows for the years then ended.

              Unaudited balance sheet of JAC Computer Services Limited as of April 30, 1996 and the related statement of operations for the five-months then ended.


         (b)  Pro forma Financial Information
              -------------------------------

              Unaudited consolidated pro forma balance sheet as at March 31, 1996 and unaudited consolidated pro forma statements of operations for the nine months ended March 31, 1996 and twelve-months ended June 30, 1995.

         (c)  Exhibits
              --------

              2(a)  Asset   Purchase   Agreement   dated  June  17,  1996  among
                    Digimedics Corporation and Continental Healthcare Systems, Inc. and Information Handling Services Group, Inc.

              2(b)  Stock   Purchase   Agreement   dated  June  17,  1996  among
                    Digimedics   Corporation  and  Holland  America   Investment
                    Corporation and Information Handling Services Group, Inc.

              2(c)  Secured Promissory Note of Digimedics Corporation dated June
                    17,  1996  in  the   principal   amount  of   $6,000,000  to
                    Continental Healthcare Systems, Inc.

              2(d) Pledge Agreement dated June 17, 1996 between Mediware and Continental Healthcare Systems, Inc.

              2(e) Charge dated June 17, 1996 between Digimedics Corporation and Continental Healthcare Systems, Inc.

              2(f) General Security Agreement dated June 17, 1996 between Digimedics Corporation and Continental Healthcare Systems, Inc.


              2(g) Guaranty dated June 17, 1996 by Mediware in favor of Continental Healthcare Systems, Inc.

              23(a) Consent of Richard A. Eisner & Company, LLP.

              23(b) Consent of Price Waterhouse LLP.

               99   Press  Release  of  Mediware  Information   Systems,   Inc.,
                    released June 18, 1996.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        MEDIWARE INFORMATION SYSTEMS, INC.



                                        By:  /s/ Les Dace
                                           -------------------
                                            President


Date:  September 4, 1996

            CONTINENTAL HEALTHCARE SYSTEMS, INC. - PHARMAKON DIVISION



                              FINANCIAL STATEMENTS



                     NOVEMBER 30, 1995 AND NOVEMBER 30, 1994

            CONTINENTAL HEALTHCARE SYSTEMS, INC. - PHARMAKON DIVISION



                                  - I N D E X -
                                  -------------

                                                              PAGE
                                                             NUMBER
                                                             ------

REPORT OF INDEPENDENT AUDITORS                                  1

BALANCE SHEET AS AT NOVEMBER 30, 1995                           2

STATEMENTS OF OPERATIONS FOR THE
YEARS ENDED NOVEMBER 30, 1995 AND
NOVEMBER 30, 1994                                               3

STATEMENTS OF CASH FLOWS FOR THE
YEARS ENDED NOVEMBER 30, 1995 AND
NOVEMBER 30, 1994                                               4

NOTES TO FINANCIAL STATEMENTS                                   5

                         REPORT OF INDEPENDENT AUDITORS


Board of Directors
Mediware Information Systems, Inc.
Melville, New York


         At your request we have audited the accompanying balance sheet of Continental Healthcare Systems, Inc. - Pharmakon Division as at November 30, 1995 and the related statements of operations and cash flows for the years ended November 30, 1995 and November 30, 1994. These financial statements are the responsibility of the management of Continental Healthcare Systems, Inc. ("Continental"). Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements enumerated above present fairly, in all material respects, the financial position of Continental Healthcare Systems, Inc. - Pharmakon Division at November 30, 1995 and the results of its operations and cash flows for the years ended November 30, 1995 and November 30, 1994 in conformity with generally accepted accounting principles.




New York, New York
May 8, 1996

            CONTINENTAL HEALTHCARE SYSTEMS, INC. - PHARMAKON DIVISION

                                  BALANCE SHEET

                             AS AT NOVEMBER 30, 1995


- --------------------------------------------------------------------------------
                                   A S S E T S
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
Current assets:
- --------------------------------------------------------------------------------
   Accounts receivable - billed. . . . . . . . . . . . . . .       $2,058,000
- --------------------------------------------------------------------------------
   Current portion of accounts receivable - unbilled
- --------------------------------------------------------------------------------
     (Note A). . . . . . . . . . . . . . . . . . . . . . . .        1,297,000
- --------------------------------------------------------------------------------
   Allowance for contractual adjustments . . . . . . . . . .         (381,000)
                                                                   ------------
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
                                                                    2,974,000
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
   Current portion of contract installments receivable
- --------------------------------------------------------------------------------
     (Note A). . . . . . . . . . . . . . . . . . . . . . . .          131,000
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
   Inventories (Note A). . . . . . . . . . . . . . . . . . .          133,000
                                                                   ------------
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
          Total current assets . . . . . . . . . . . . . . .        3,238,000
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
Long-term accounts receivable - unbilled, less current
- --------------------------------------------------------------------------------
   portion (Note A). . . . . . . . . . . . . . . . . . . . .          947,000
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
Long-term contract installments receivable (Note A). . . . .          187,000
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
Fixed assets at cost, less accumulated depreciation of
- --------------------------------------------------------------------------------
   $438,000 (Notes A and B). . . . . . . . . . . . . . . . .          118,000
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
Capitalized software costs (Notes A and C) . . . . . . . . .          812,000
                                                                   ------------
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
          T O T A L. . . . . . . . . . . . . . . . . . . . .       $5,302,000
                                                                   ============
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
                             LIABILITIES AND EQUITY
                             ----------------------
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
Current liabilities:
- --------------------------------------------------------------------------------
   Accounts payable. . . . . . . . . . . . . . . . . . . . .       $  459,000
- --------------------------------------------------------------------------------
   Accrued expenses and other current liabilities. . . . . .          214,000
- --------------------------------------------------------------------------------
   Advances from customers (Note A). . . . . . . . . . . . .          286,000
                                                                   ------------
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
          Total current liabilities. . . . . . . . . . . . .          959,000
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
Interdivisional account (Note E) . . . . . . . . . . . . . .        4,343,000
                                                                   ------------
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
          T O T A L. . . . . . . . . . . . . . . . . . . . .       $5,302,000
                                                                   ============
================================================================================



                 The accompanying notes to financial statements
                          are an integral part hereof.

            CONTINENTAL HEALTHCARE SYSTEMS, INC. - PHARMAKON DIVISION

                            STATEMENTS OF OPERATIONS


- --------------------------------------------------------------------------------
                                                        Year Ended November 30,
                                                        -----------------------
- --------------------------------------------------------------------------------
                                                           1995         1994
                                                        ----------   ----------
- --------------------------------------------------------------------------------
Revenues:
- --------------------------------------------------------------------------------
   System sales (Note A). . . . . . . . . . . .         $3,632,000   $4,592,000
- --------------------------------------------------------------------------------
   Services . . . . . . . . . . . . . . . . . .          3,298,000    2,897,000
                                                        ----------   ----------
- --------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
          Total revenues. . . . . . . . . . . .          6,930,000    7,489,000
                                                        ----------   ----------
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
Costs and expenses:
- --------------------------------------------------------------------------------
   Cost of systems. . . . . . . . . . . . . . .          1,876,000    2,118,000
- --------------------------------------------------------------------------------
   Cost of services . . . . . . . . . . . . . .            964,000      981,000
- --------------------------------------------------------------------------------
   Software development costs . . . . . . . . .          1,354,000    1,241,000
- --------------------------------------------------------------------------------
   Selling, general and administrative. . . . .          2,147,000    2,542,000
                                                        ----------   ----------
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
          Total costs and expenses (Note A) . .          6,341,000    6,882,000
                                                        ----------   ----------
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
Earnings before provision for income taxes. . .            589,000      607,000
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
Provision for income taxes (Notes A and D). . .            236,000      243,000
                                                        ----------   ----------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
NET EARNINGS. . . . . . . . . . . . . . . . . .         $  353,000   $  364,000
                                                        ==========   ===========




                 The accompanying notes to financial statements
                          are an integral part hereof.

            CONTINENTAL HEALTHCARE SYSTEMS, INC. - PHARMAKON DIVISION

                            STATEMENTS OF CASH FLOWS


- --------------------------------------------------------------------------------
                                                        Year Ended November 30,
- --------------------------------------------------------------------------------
                                                           1995         1994
                                                        ----------   ----------
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
Cash flows from operating activities:
- --------------------------------------------------------------------------------
   Net income. . . . . . . . . . . . . . . . . .        $  353,000    $ 364,000
- --------------------------------------------------------------------------------
   Adjustments to reconcile net income to net
- --------------------------------------------------------------------------------
     cash provided by operating activities:
- --------------------------------------------------------------------------------
       Depreciation. . . . . . . . . . . . . . .            35,000       31,000
- --------------------------------------------------------------------------------
       Amortization of capitalized software
- --------------------------------------------------------------------------------
         costs . . . . . . . . . . . . . . . . .           145,000       98,000
- --------------------------------------------------------------------------------
       Proceeds from contract installments
- --------------------------------------------------------------------------------
         receivable. . . . . . . . . . . . . . .           119,000       64,000
- --------------------------------------------------------------------------------
       Changes in operating assets and
- --------------------------------------------------------------------------------
         liabilities:
- --------------------------------------------------------------------------------
           Decrease in accounts receivable . . .           259,000       68,000
- --------------------------------------------------------------------------------
           Decrease (increase) in inventories. .            52,000     (139,000)
- --------------------------------------------------------------------------------
           Increase (decrease) in accounts
- --------------------------------------------------------------------------------
             payable, accrued expenses and
- --------------------------------------------------------------------------------
             other current liabilities . . . . .           130,000     (153,000)
- --------------------------------------------------------------------------------
           Increase (decrease) in advances from
- --------------------------------------------------------------------------------
             customers . . . . . . . . . . . . .           180,000      (39,000)
                                                        ----------    ---------
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
               Net cash provided by operating
- --------------------------------------------------------------------------------
                 activities. . . . . . . . . . .         1,273,000      294,000
                                                        ----------    ---------
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
Cash flows from investing activities:

- --------------------------------------------------------------------------------
   Acquisitions of fixed assets. . . . . . . . .           (51,000)     (58,000)
- --------------------------------------------------------------------------------
   Capitalized software costs. . . . . . . . . .          (340,000)    (204,000)
                                                        ----------    ---------
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
               Net cash (used in) investing
- --------------------------------------------------------------------------------
                 activities. . . . . . . . . . .          (391,000)    (262,000)
                                                        ----------    ---------
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
Cash flows from financing activities:
- --------------------------------------------------------------------------------
   (Decrease) in interdivisional account . . . .          (882,000)     (32,000)
                                                        ----------    ---------
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
NET INCREASE IN CASH . . . . . . . . . . . . . .        $  - 0 -      $  - 0 -
                                                        ===========   =========




              The accompanying notes to financial statements
                          are an integral part hereof.

            CONTINENTAL HEALTHCARE SYSTEMS, INC. - PHARMAKON DIVISION

                          NOTES TO FINANCIAL STATEMENTS


(NOTE A) - The Company and its Significant Accounting Policies:
- --------------------------------------------------------------

         Continental Healthcare Systems, Inc. - Pharmakon Division ("Pharmakon"), a division of Continental Healthcare Systems ("Continental"), develops, installs and maintains computerized information systems for hospital pharmacies.

         Pharmakon is dependent upon Continental for financial support in the conduct of its operations. The financial statements may not necessarily be indicative of the financial condition or results of operations had Pharmakon operated without the financial support of Continental.

         Certain costs and expenses which are common to Pharmakon and the other operations of Continental have been recorded in the financial statements of Pharmakon based upon either the proportionate share of revenue or the proportionate number of employees, as determined by management. Such costs and expenses allocated to Pharmakon aggregated $1,438,000 and $1,767,000 for the years ended November 30, 1995 and November 30, 1994, respectively.

         Interest expense on interdivisional advances has been excluded.

         Continental also sells Pharmakon software in the United Kingdom through its affiliate, JAC Computer Services Limited ("JAC"). Sales of Pharmakon software to JAC amounted to $26,000 and $7,000 for the years ended November 30, 1995 and November 30, 1994, respectively.

         In May 1996 Continental and a wholly owned subsidiary of Mediware Information Systems, Inc. ("Mediware") signed a letter of intent whereby substantially all operating assets of Pharmakon excluding accounts receivable will be sold to Mediware.

         [1]      Revenue recognition:
                  -------------------

                  Revenue from the sale of software systems is recognized upon delivery. Installation, training and other systems sales revenues are recognized over the duration of the related effort. Service revenue is recognized ratably over the term of related service agreements.

                  Unbilled accounts receivable represent revenues which have been recognized, on delivery of the product and on completion of other contractual obligations, and will become billable at future dates in accordance with contract provisions. Long-term accounts receivable - unbilled are discounted to present value at a rate of 6%.

(continued)

            CONTINENTAL HEALTHCARE SYSTEMS, INC. - PHARMAKON DIVISION

                          NOTES TO FINANCIAL STATEMENTS


(NOTE A) - The Company and its Significant Accounting Policies:
- --------------------------------------------------------------
           (continued)

         [2]  Long-term contract installments receivable:
              ------------------------------------------

                  Contract installments receivable arising from sales of systems with extended payment terms, bear interest at rates varying from 7% to 10% and are due in monthly installments through 1999.

         [3]  Inventories:
              -----------

                  Inventories, which consist of equipment purchased for resale, are valued at the lower of cost or market. Cost is determined by the specific identification method.

         [4]  Fixed assets:
              ------------

                  Furniture and equipment are depreciated by the straight-line method over their estimated useful lives.

         [5]  Software development costs:
              --------------------------

                  In accordance with Statement of Financial Accounting Standards No. 86, Pharmakon capitalizes certain costs associated with the development of computer software. Such costs, in addition to costs of purchased software, are amortized over the software's estimated useful life of five years. Management periodically evaluates the recoverability of capitalized software development costs and write-downs are taken if required. Costs to maintain developed programs and other development costs incurred prior to achievement of technical feasibility are expensed as incurred. Such costs were $1,209,000 and $1,143,000 for the years ended November 30, 1995 and November 30, 1994, respectively. Software development costs on the statement of operations include amortization (Note C).

         [6]  Advances from customers:
              -----------------------

                  Advances  from  customers   represent   contractual   payments
received by Pharmakon. Such amounts are recorded as income upon delivery of the system.

         [7]  Income taxes:
              ------------

                  Pharmakon's operations have historically been included in the consolidated income tax returns filed by Continental's parent company. Income tax expense in the accompanying financial statements has been computed on a stand-alone basis with the related taxes payable reflected as an adjustment to the interdivisional account.

(continued)

            CONTINENTAL HEALTHCARE SYSTEMS, INC. - PHARMAKON DIVISION

                          NOTES TO FINANCIAL STATEMENTS


(NOTE A) - The Company and its Significant Accounting Policies:
- --------------------------------------------------------------
           (continued)

         [8]      Use of estimates:
                  ----------------

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


(NOTE B) - Fixed Assets:
- -----------------------

         Fixed assets consist of the following as at November 30, 1995:

                  Computer and office equipment . . . . . .  $548,000
                  Furniture . . . . . . . . . . . . . . . .     8,000
                                                             --------

                            T o t a l . . . . . . . . . . .   556,000

                  Less accumulated depreciation . . . . . .   438,000
                                                             --------

                            B a l a n c e . . . . . . . . .  $118,000
                                                             ========

(NOTE C) - Capitalized Software Costs:
- -------------------------------------

                                                  November 30,
                                             ---------------------
                                                1995       1994
                                             ----------  ---------

         Balance, beginning of year (net
            of accumulated amortization). .  $ 617,000   $511,000
         Additions. . . . . . . . . . . . .    340,000    204,000
         Amortization . . . . . . . . . . .   (145,000)   (98,000)

         Balance, end of year (net of
            accumulated amortization) . . .  $ 812,000   $617,000
                                             ==========  ========



(continued)

            CONTINENTAL HEALTHCARE SYSTEMS, INC. - PHARMAKON DIVISION

                          NOTES TO FINANCIAL STATEMENTS

(NOTE D) - Income Taxes:
- -----------------------

         The provision for income taxes on a stand-alone basis consists of the following:

                                                             Year Ended
                                                            November 30,
                                                        -------------------
                                                          1995       1994
                                                        ---------  --------

                  Federal. . . . . . . . . . . . . . .  $194,000   $199,000
                  State. . . . . . . . . . . . . . . .    42,000     44,000
                                                        --------   --------

                        T o t a l. . . . . . . . . . .  $236,000   $243,000
                                                        ========   ========


(NOTE E) - Interdivisional Account:
- ----------------------------------

         A summary of the interdivisional account is as follows:

                                                           Year Ended
                                                          November 30,
                                                     -----------------------
                                                        1995         1994
                                                     ----------    ---------

                  Balance, beginning of year. . . .  $4,872,000   $4,540,000
                  Net income. . . . . . . . . . . .     353,000      364,000
                  Net decrease. . . . . . . . . . .    (882,000)     (32,000)
                                                     -----------  -----------

                                                     $4,343,000   $4,872,000
                                                     ===========  ===========

(continued)

            CONTINENTAL HEALTHCARE SYSTEMS, INC. - PHARMAKON DIVISION
                                  BALANCE SHEET
                                 APRIL 30, 1996
                                  (unaudited)

                       ASSETS
                       ------

Current assets:
     Cash and cash equivalents                                             -
     Accounts receivable - billed                                     1,900,000
     Current portion of accounts receivable - unbilled                  339,000
     Allowance for doubtfull accounts and contractual adjustments      (381,000)
     Current portion of contract installments receivable                205,000
     Inventories                                                         44,000
     Prepaid expenses and other current assets
                                                                    -----------

          Total current assets                                        2,107,000

Long-term accounts receivable - unbilled                                947,000

Long-term contract installment receivable                               189,000

Fixed assets, at cost, net of accumulated depreciation                  154,000

Capitalized software costs                                              758,000

Excess of cost over fair value of net assets acquired less accumulated amortization

Other assets
                                                                    -----------

          TOTAL                                                     $ 4,155,000
                                                                    ===========

                  LIABILITIES AND EQUITY
                  ----------------------

Current liabilities:

     Accounts payable                                                   167,000
     Notes payable
     Accrued expenses and other current liabilities                     213,000
     Income taxes payable
     Advances from customers                                            146,000
     Current portion of capital leases payable
                                                                    -----------
          Total current liabilities                                     526,000

Capital leases payable, less current portion
                                                                    -----------

          Total liabilities                                             526,000

                  STOCKHOLDERS' EQUITY
                  --------------------

Common stock

Additional paid-in capital
Interdivisional account                                               3,629,000
Earnings (Deficit)

Cumulative foreign currency translation adjustment
                                                                    -----------

          Total stockholders' equity                                  3,629,000
                                                                    -----------

          TOTAL                                                     $ 4,155,000
                                                                    ===========

            CONTINENTAL HEALTHCARE SYSTEMS, INC. - PHARMAKON DIVISION
                             STATEMENT OF OPERATIONS
                    FOR THE FIVE MONTHS ENDED APRIL 30, 1996
                                  (unaudited)


Revenues:
     System sales                                                 $    899,000
     Services                                                        1,480,000
                                                                  ------------

          Total revenues                                             2,379,000
                                                                  ------------

Costs and expenses:
     Cost of systems                                                   532,000
     Cost of services                                                  395,000
     Software development costs                                        616,000
     Selling, general and administrative                               835,000
                                                                  ------------

                                                                     2,378,000
                                                                  ------------

Earnings before provision for income taxes                               1,000

Provision for income taxes                                                 -
                                                                  ------------

NET EARNINGS                                                      $      1,000
                                                                  ============

1.   Financial Statements:
     --------------------

     In the opinion of management, the accompanying unaudited, consolidated, condensed financial statements contain all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial position of the Company and its results of operations and cash flows for the interim periods presented. Such financial statements have been condensed in accordance with the applicable regulations of the Securities and Exchange Commission and therefore, do not include all disclosures required by generally accepted accounting principles. These financial statements should be read in conjunction with the audited financial statements of Continental Healthcare Systems, Inc. - Pharmakon Division and notes thereto contained elsewhere herein. The results of the interim period are not necessarily indicative of the results for the full fiscal year.

JAC Computer
Services Limited
Report and Financial Statements
November 30, 1995 and 1994

                        Report of Independent Accountants



To the Board of Directors of
JAC Computer Services Limited

In our opinion, the accompanying balance sheet and the related statements of operations and retained earnings and of cash flows present fairly, in all material respects, the financial position of JAC Computer Services Limited at November 30, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP
Kansas City, MO
June 17, 1996

JAC Computer Services Limited
Balance Sheet
November 30, 1995 and 1994
(Dollars in 000's)

                                         1995              1994

Assets

Current assets:
 Cash and cash equivalents               $   515           $    558
 Accounts receivable                         223                267
 Inventories                                  43                 34
 Prepaids and other current assets            78                 83
 Income taxes recoverable                     33
                                         -------           --------
         Total current assets                892                942

Properties, net (Note 2)                      52                 77
Intangibles                                  151                  8
Goodwill, net (Note 1)                       817                897
                                         -------           --------
         Total assets                    $ 1,912           $  1,924
                                         =======           ========


Labilities and stockholder's equity

Current liabilities:
 Accounts payable                        $   129           $    123
 Accrued expenses and other
  current liabilities                        124                143
 Deferred revenue                            505                426
 Income taxes payable                                            72
 Deferred income taxes                        49
                                         -------           --------
         Total current liabilities           807                764
                                         -------           --------

Stockholder's equity:
Common stock; par value (pound)
 1,000,000 shares authorized,
 30,000 shares issued and outstanding         47                 47
 Additional paid-in capital                1,054              1,054
 Retained earnings                            26                 63
 Cumulative foreign currency translation
  adjustment                                 (22)                (4)
                                         -------           --------
         Total stockholder's equity        1,105              1,160
                                         -------           --------

Commitment (Note 3)
 Total liabilities and stockholder's     -------            -------
 equity                                  $ 1,912            $ 1,924
                                         =======            =======






                 See accompanying notes to financial statements.

JAC Computer Services Limited
Statement of Operations and Retained Earnings
November 30, 1995 and 1994
(Dollars in 000's)

                                         1995              1994

Sales                                    $ 1,444           $  1,593
Cost of goods sold                           880                947
                                         -------           --------
         Gross profit                        564                646

Selling, general and administrative
  expenses                                   608                516
                                         -------           --------
Income (loss) from operations                (44)               130

Other income, net                             24                  9
                                         -------           --------
Income (loss) before income taxes            (20)               139
                                         -------           --------

Provision for income taxes                    17                 82
                                         -------           --------
Net income (loss)                            (37)                57

Retained earnings, beginning of year          63                  6
                                         -------           --------

Retained earnings, end of year           $    26           $     63
                                         =======           ========





























                 See accompanying notes to financial statements.

JAC Computer Services Limited
Statement of Operations and Retained Earnings
November 30, 1995 and 1994
(Dollars in 000's)


                                         1995              1994

Cash flows - operating activities:
Net income (loss)                        $    (37)         $     57
Adjustment to reconcile net income
  (loss) to net cash provided
  by operating activities:
   Depreciation and amortization              114               122
   Changes in assets and liabilities:
      Accounts receivable                      41                24
      Inventories                              (9)                5
      Prepaids and other current assets         1                 2
      Accounts payable                          8                70
      Accrued expenses and other
       liabilities                            (16)               37
      Deferred revenue                         87                 6
      Deferred income taxes/income
       taxes payable                          (54)               66
                                          --------         --------
           Net cash provided by
           operating activities               135               389
                                         --------          --------


Cash flows - investing activities:

Purchases of property and equipment           (22)              (49)
Increase in intangible assets                (147)
                                         --------          --------
           Net cash used in investing
           activities                        (169)              (49)
                                         --------          --------

Effect of exchange rate changes on
  cash and cash equivalents                    (9)               18
                                         --------          --------

Net increase (decrease) in cash
  and equivalents                             (43)              358
                                         --------          --------

Cash and cash equivalents at beginning
  of year                                     558               200
                                         --------          --------

Cash and cash equivalents at end
  of year                                $    515          $    558
                                         ========          ========






                 See accompanying notes to financial statements.

JAC Computer Services Limited
Notes to Financial Statements
November 30, 1995 and 1994
(Dollars in 000's)

1.       The Company and significant accounting policies

         JAC Computer Services Limited (JAC) is a hospital pharmacy software vendor which conducts business primarily in the United Kingdom. JAC is an indirect, wholly-owned subsidiary of TBG Holdings NV (TBG).

         JAC is headquartered in the United Kingdom and transacts its business and maintains its accounting records in pounds sterling. The accompanying financial statements have been presented in United States dollars as translated as described below for reporting its results to its United States parent which is also wholly-owned by TBG.

         Use of estimates
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Cash and cash equivalents
         Cash and cash equivalents include all cash balances and highly liquid investments with an original maturity of three months or less.

         Properties, net
         Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the respective assets ranging from three to five years.

         Inventories
         Inventories, which consist of components and various computer parts, are recorded at the lower of cost or market. Cost is determined using a first-in, first-out (FIFO) method.

         Intangibles
         Intangibles consist of unamortized capitalized software development costs. Software development costs are capitalized in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." Software development costs will be amortized on a straight-line basis over their estimated economic life, commencing when each product is available for general release.

         Goodwill
         Goodwill represents the excess of consideration paid for JAC in May 1993 over the fair value of net assets acquired. Goodwill amortization is computed over the estimated benefit life which is 15 years. Accumulated amortization of goodwill was $165 and $100 at November 30, 1995 and 1994, respectively.

         Translation of foreign currency
         Assets and liabilities of the Company are translated into U.S. dollars at the exchange rates in effect at the end of the period. Revenue and expense accounts are translated at a weighted average of exchange rates which were in effect during the year. Translation adjustments that arise from translating assets and liabilities from local currency to U.S. dollars are accumulated in a separate component of stockholder's equity. Transaction gains and losses that arise from exchange rate changes on transactions denominated in a currency other than local currency are included in results of operations as incurred.

         Revenue recognition
         Revenue is recognized when the software products are shipped to the customer. Revenue from postcontract support (PCS) arrangements is deferred and recognized over the period of the PCS.

         Income taxes
         The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The Company's only significant temporary difference is the intangible assets recorded related to capitalized software. The primary difference between the Company's effective tax rate and the foreign statutory tax rate (33%) is the effect of goodwill amortization of $68. The Company paid income taxes of $74 and $11 during the years ended November 30, 1995 and 1994, respectively.

JAC Computer Services Limited
Notes to Financial Statements
November 30, 1995 and 1994
(Dollars in 000's)


2.       Properties, net

         Property and equipment consist of the following at December 31:

                                           1995              1994

         Computer equipment              $   123           $    117
         Office equipment                     43                 30
         Motor vehicles                       19                 19
                                         -------           --------
                                             185                166

         Less accumulated depreciation
           and amortization                  133                 89
                                         -------           --------
                                         $    52           $     77
                                         =======           ========

3.       Lease commitments

         JAC leases its office space under an operating lease agreement which expires in 2004. Annual lease rental expense under this lease is $32 per year.

4.       Subsequent event

         A dividend of $249 was paid on April 11, 1996.

                          JAC COMPUTER SERVICES LIMITED
                                  BALANCE SHEET
                                 APRIL 30, 1996
                               (Dollars in 000's)
                                  (unaudited)


ASSETS

Current assets:
     Cash and cash equivalents                                     $   648
     Accounts receivable - billed                                      383
     Inventories                                                        68
     Prepaids and other current assets                                 118
                                                                   -------

          Total current assets                                       1,217

Properties, net                                                         50

Intangibles                                                            141

Goodwill, net                                                          790

                                                                   -------
          Total assets                                             $ 2,198
                                                                   =======

LIABILITIES AND EQUITY

Current liabilities:

     Accounts payable                                                  426
     Accrued expenses and other current liabilities                    814
     Deferred Revenue                                                   91
     Income taxes payable                                               13
                                                                   -------

          Total current liabilities                                  1,344


STOCKHOLDERS' EQUITY

Common stock; 100,000 shares authorized, 30,000 shares
     issued and outstanding                                             47

Additional paid-in capital                                             832

Retained earnings                                                        0

Cumulative foreign currency translation adjustment                     (25)
                                                                   -------

          Total stockholders' equity                                   854
                                                                   -------

          Total liabilities and stockholders' equity               $ 2,198
                                                                   =======

                          JAC COMPUTER SERVICES LIMITED
                             STATEMENT OF OPERATIONS
                    FOR THE FIVE MONTHS ENDED APRIL 30, 1996
                               (Dollars in 000's)
                                   (unaudited)


Sales                                                   $   719
Cost of goods sold                                          452
                                                        -------

          Gross profit                                      267
                                                        -------

Selling, general and administrative                         261
                                                        -------

Income (loss) from operations                                 6

Other income, net                                             8

                                                        -------

Income (loss) before taxes                                   14

Provision for income taxes                                   13
                                                        -------

Net income (loss)                                       $     1
                                                        =======

1.   Financial Statements:
     --------------------

     In the opinion of management, the accompanying unaudited, consolidated, condensed financial statements contain all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial position of the Company and its results of operations and cash flows for the interim periods presented. Such financial statements have been condensed in accordance with the applicable regulations of the Securities and Exchange Commission and therefore, do not include all disclosures required by generally accepted accounting principles. These financial statements should be read in conjunction with the audited financial statements of JAC Computer Services Limited and notes thereto contained elsewhere herein. The results of the interim period are not necessarily indicative of the results for the full fiscal year.

                  CONSOLIDATED PRO FORMA FINANCIAL INFORMATION
                                  (unaudited)


         The following pro forma financial information gives effect to the acquisition of Continental Healthcare Systems, Inc. - Pharmakon Division (Pharmakon) and JAC Computer Services Limited (JAC). The consolidated pro forma balance sheet combines the unaudited consolidated balance sheet of Mediware Information Systems, Inc. (Mediware) as of March 31, 1996 with the unaudited balance sheets of Pharmakon and JAC as of April 30, 1996 as if the acquisitions and the private placement by Mediware of 1,692,308 shares of its common stock had occurred on March 31, 1996. The consolidated pro forma statement of operations for the nine-month period ended March 31, 1996 combines the unaudited consolidated statement of operations of Mediware for the nine-month period ended March 31, 1996 with the unaudited statements of operations of Pharmakon and JAC for the nine-month period ended April 30, 1996 as if the acquisitions and the private placement by Mediware had occurred on July 1, 1995. The consolidated pro forma statement of operations for the twelve-months ended June 30, 1995 combines the audited consolidated statement of operations of Mediware for the fiscal year ended June 30, 1995 with the unaudited statements of operations of Pharmakon and JAC for the twelve-month period ended June 30, 1995 as if the acquisitions and the private placement referred to above occurred on July 1, 1994. The transactions have been accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16.

                  The consolidated pro forma balance sheet and statements of operations should be read in conjunction with the notes thereto and the audited and unaudited financial statements of Pharmakon and JAC and notes thereto contained elsewhere herein. The consolidated pro forma balance sheet and statements of operations are not necessarily indicative of what the financial position and results of operations would have been had the transaction occurred earlier, nor do they purport to represent the future financial position or results of operations of Mediware. These financial statements should be read in conjunction with the audited financial statements of Mediware Information Systems, Inc. and notes thereto contained elsewhere herein.

                                  MEDIWARE INFORMATION SYSTEMS, INC. & Subsidiaries
                                        CONSOLIDATED PRO FORMA BALANCE SHEET


                                                 -----------   -----------   -----------         -----------   ------------
                                                 31-Mar-96     30-Apr-96     30-Apr-96           Pro Forma      Pro Forma
                                                 -----------   -----------   -----------         -----------   ------------
                                                   Mediware     Pharmakon        JAC             Adjustments   Consolidated
                                                 -----------   -----------   -----------         -----------   ------------
                                                 (unaudited)   (unaudited)   (unaudited)                       (unaudited)
                                                 -----------   -----------   -----------         -----------   ------------

         ASSETS
         ------

Current assets:
     Cash and cash equivalents                  $    699,000         -           648,000           1,100,000 (a,b)      2,447,000
     Accounts receivable - billed                  3,522,000     1,900,000       383,000          (1,900,000)(c)        3,905,000
     Current portion of accounts receivable -                      339,000                          (339,000)(c)            -
         unbilled
     Allowance for doubtfull accounts and           (190,000)     (381,000)                          381,000 (c)         (190,000)
         contractual adjustments
     Current portion of contract installments         14,000       205,000                          (205,000)(c)           14,000
         receivable
     Inventories                                     160,000        44,000        68,000                                  272,000
     Prepaid expenses and other current assets       147,000                     118,000                                  265,000
                                                ------------  ------------  ------------         ------------         -------------

         Total current assets                      4,352,000     2,107,000     1,217,000            (963,000)           6,713,000

Long-term accounts receivable - unbilled                           947,000                          (947,000)(c)            -

Long-term contract installment receivable              6,000       189,000                          (189,000)(c)            6,000

Fixed assets, at cost, net of accumulated            309,000       154,000        50,000                                  513,000
     depreciation

Capitalized software costs                         1,024,000       758,000                          (758,000)(d)        1,024,000

Intangibles - U.K                                                                141,000            (141,000)(d)             -

Excess of cost over fair value of net assets         885,000                     790,000           5,755,000 (a)        7,430,000
     acquired less accumulated amortization

Other assets                                          38,000                                                               38,000
                                                ------------  ------------  ------------        ------------          -------------

TOTAL                                           $  6,614,000  $  4,155,000  $  2,198,000        $  2,757,000         $ 15,724,000
                                                ============  ============  ============        ============          ==============

LIABILITIES AND EQUITY

Current liabilities:

Accounts payable                                $    599,000       167,000       426,000            (167,000)(c)        1,025,000

Notes payable                                      1,179,000                                       6,000,000 (a)        7,179,000

Accrued expenses and other current liabilities     1,011,000       213,000       814,000            (193,000)(c)        1,845,000

Income taxes payable                                                              13,000                                   13,000

Advances from customers                              891,000       146,000        91,000                                1,128,000

Current portion of capital leases payable              7,000                                                                7,000
                                                ------------  ------------  ------------        ------------         ---------------
Total current liabilities                          3,687,000       526,000     1,344,000           5,640,000           11,197,000

Capital leases payable, less current portion          15,000                                                               15,000
                                                ------------  ------------  ------------        ------------         ---------------

Total liabilities                                  3,702,000       526,000     1,344,000           5,640,000           11,212,000

STOCKHOLDERS' EQUITY

Common stock                                         265,000                      47,000             128,000 (a,b)        440,000

Additional paid-in capital                         8,205,000                     832,000           4,093,000 (a,b)     13,130,000

Interdivisional account                                          3,629,000                        (3,629,000)(a)           -

Earnings (Deficit)                                (5,558,000)                                     (3,500,000)(e)      (9,058,000)

Cumulative foreign currency translation                                          (25,000)          25,000    (a)              -
     adjustment
                                                ------------  ------------  ------------          ------------       ---------------

Total stockholders' equity                         2,912,000     3,629,000       854,000          (2,883,000)            4,512,000
                                                ------------  ------------  ------------        ------------         --------------

TOTAL                                           $  6,614,000  $  4,155,000  $  2,198,000        $  2,757,000        $   15,724,000
                                                ============  ============  ============        ============         ===============

(1) On June 17,1996, Mediware completed the acquisition of Pharmakon and JAC for a purchase price of approximately $9.7 million before expenses and completed a private placement of 1,692,308 shares of its Common Stock, par value $.10 per share, at a price of $3.25 per share, for a total amount of $5,500,000. Of the purchase price, approximately $3.7 million was paid in cash and $6 million was paid pursuant to a secured promissory note. The purchase price allocation includes an estimate of approximately $3.5 million of acquired in-process technology. The allocation of the purchase price represents an estimate of the fair values of assets acquired and liabilities assumed including estimated professional fees and other acquisition expenses expected to be incurred. The allocation is subject to change and is not necessarily indicative of the ultimate purchase allocation. The acquired in-process technology of approximately $3.5 million is not reflected in the consolidated pro forma balance sheet as of March 31, 1996. Such amount will be a charge to earnings in the period of acquisition. The consolidated pro forma balance sheet excludes approximately $3.2 million of assets not purchased and $400,000 of liabilities not assumed.


(2) The consolidated pro forma balance sheet is based on the following assumptions and adjustments:

     (a) To reflect the acquisition of Pharmakon and JAC, as discussed above, including related fees and expenses of $300,000, of which $200,000 was paid in cash and $100,000 by the issuance of common stock.

     (b) To reflect the issuance of $5.5 million in common stock, before $500,000 in related fees and expenses and the application of $3.8 million for the acquisitions.

     (c) To adjust for assets not acquired and liabilities not assumed.

     (d) The Company does not anticipate that it will continue to actively market Pharmakon software, thus no value has been assigned to this asset.

     (e) The Company has estimated that it has acquired $3.5 million of in process technology which is shown as a charge against retained earnings in the pro forma balance sheet as such amount will be charged to operations after the acquisitions. All other assets are assumed to have a fair value equal to their carrying value and the excess of cost over fair value acquired equals approximately $6.5 million.

               MEDIWARE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                 CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                                  (UNAUDITED)


                                                                             Nine months ended
                                             ---------------------------------------------------------------------------------
                                             Mediware       Pharmakon          JAC                 Pro Forma        Pro Forma

                                              3/31/96        4/30/96         4/30/96              Adjustments     Consolidated
                                             ---------------------------------------------------------------------------------

Revenues:

     System sales                            4,519,000       2,731,000                                            $  7,250,000

     Services                                3,214,000       2,638,000                                               5,852,000

     Sales - U.K.                                                           1,204,000                                1,204,000
                                             ---------------------------------------------------------------------------------


         Total revenues                      7,733,000       5,369,000      1,204,000                   -           14,306,000
                                             ---------------------------------------------------------------------------------


Costs and expenses:

     Cost of systems                         1,375,000       1,472,000                                               2,847,000

     Cost of services                        1,350,000         717,000                                               2,067,000

     Cost of goods sold - U.K.                                                754,000                                  754,000

     Software development costs              1,185,000       1,182,000                                               2,367,000

     Selling, general and administrative     3,093,000       1,725,000        485,000                 147,000 (a,b)  5,450,000
                                             ---------------------------------------------------------------------------------


                                             7,003,000       5,096,000      1,239,000                 147,000       13,485,000
                                             ---------------------------------------------------------------------------------


Balance                                        730,000         273,000        (35,000)               (147,000)         821,000


Interest income                                  3,000             -           17,000                                   20,000


Interest expense                              (150,000)            -              -                  (371,000)(c)     (521,000)
                                              --------------------------------------------------------------------------------------


Earnings before provision for income taxes     583,000         273,000        (18,000)               (518,000)         320,000


Provision for income taxes                       3,000         109,000         10,000                 (90,000)(d)       32,000
                                              --------------------------------------------------------------------------------------


NET EARNINGS                                $  580,000      $  164,000     $  (28,000)            $  (428,000)      $  288,000
                                              ======================================================================================

Pro forma weighted average number of
common stock and common stock
equivalents (e)                                                                                                       5,238,000


Pro forma net income per share of common
stock and common stock equivalents (e)                                                                              $   0.05


         See accompanying notes to unaudited pro forma condensed consolidated financial statements

                              MEDIWARE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                                 CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                                                  (UNAUDITED)

                                                                         Twelve Months Ended
                                        --------------------------------------------------------------------------------------
                                         Mediware        Pharmakon           JAC                  Pro Forma        Pro Forma
                                         6/30/95          6/30/95          6/30/95               Adjustments      Consolidated
                                        --------------------------------------------------------------------------------------

Revenues:

     System sales                       $  3,824,000     $  4,764,000                                             $  8,588,000

     Services                              4,255,000        3,106,000                                                7,361,000

     Sales - U.K.                                                         $  1,577,000                               1,577,000
                                        --------------------------------------------------------------------------------------

          Total revenues                   8,079,000        7,870,000        1,577,000                     -        17,526,000
                                        --------------------------------------------------------------------------------------

Costs and expenses:

     Cost of systems                       1,236,000        2,271,000              -                                 3,507,000

     Cost of services                      1,240,000          978,000              -                                 2,218,000

     Cost of goods sold - U.K.                                                 954,000                                 954,000

     Software development costs            1,387,000        1,405,000              -                                 2,792,000

     Selling, general and administrative   3,928,000        2,577,000          546,000                 197,000 (a,b) 7,248,000
                                        --------------------------------------------------------------------------------------

                                           7,791,000        7,231,000        1,500,000                 197,000      16,719,000

Balance                                      288,000          639,000           77,000                (197,000)        807,000

Interest income                               51,000              -             19,000                                  70,000

Interest expense                            (249,000)             -                -                  (495,000)(c)    (744,000)
                                        --------------------------------------------------------------------------------------------

Earnings before provision for                 90,000          639,000           96,000                (692,000)        133,000
     income taxes

Provision for income taxes                       -            256,000           51,000                (211,000)(d)      96,000
                                        --------------------------------------------------------------------------------------

NET EARNINGS                               $  90,000       $  383,000        $  45,000             $  (481,000)      $  37,000
                                        ======================================================================================

Pro forma weighted average number of
common stock and common stock
equivalents (e)                                                                                                       3,923,000


Pro forma net income per share of common
stock and common stock equivalents (e)                                                                              $  0.01


         See accompanying notes to unaudited pro forma condensed consolidated financial statements

(1) The pro forma statements of operations for Pharmakon include estimates for certain costs and expenses which were extrapolated from the historical financial statements.

(2) The consolidated pro forma statement of operations includes the historical results of Pharmakon and JAC which have been recast for the fiscal year ended June 30, 1995 and for the nine months of operations from August 1, 1995 through April 30, 1996, and is based on the following assumptions and adjustments:

     (a)  To record the amortization of goodwill over a 25 year life.

     (b) To add back amortization of goodwill already recorded in JAC's statements of operations.

     (c) To record interest expense on the $6 million promissory note at 8.25%. As the promissory note is due in November 1996, it has been assumed for purposes of this pro forma that the note will be refinanced at the same interest rate. Mediware has not determined what actions it may take upon the maturity of the note, nor has it investigated whether there are lenders willing to extend credit and on what terms.

     (d) To offset U.S. Federal Income tax expense for Pharmakon against net operating loss carryforwards of Mediware. No additional tax benefit has been provided for the effects of the proforma adjustments since further utilization of net operating loss carry forwards of Mediware is uncertain. The remaining tax expense consists of foreign, state and local taxes.

     (e) To increase weighted average shares by 1,354,000 for shares issued to raise funds for the acquisition.

                                                   EXHIBIT INDEX

         2(a)* Asset Purchase Agreement dated June 17, 1996 among Digimedics Corporation and Continental Healthcare Systems, Inc. and Information Handling Services Group, Inc.

         2(b)* Stock Purchase Agreement dated June 17, 1996 among Digimedics Corporation and Holland America Investment Corporation and Information Handling Services Group, Inc.

         2(c)* Secured Promissory Note of Digimedics Corporation dated June 17, 1996 in the principal amount of $6,000,000 to Continental Healthcare Systems, Inc.


         2(d)* Pledge Agreement dated June 17, 1996 between Mediware and Continental Healthcare Systems, Inc.

         2(e)* Charge dated June 17, 1996 between Digimedics Corporation and Continental Healthcare Systems, Inc.

         2(f)* General Security Agreement dated June 17, 1996 between Digimedics Corporation and Continental Healthcare Systems, Inc.

         2(g)* Guaranty dated June 17, 1996 by Mediware in favor of Continental Healthcare Systems, Inc.

         23(a)             Consent of Richard A. Eisner & Company, LLP.

         23(b)             Consent of Price Waterhouse LLP.

         99* Press Release of Mediware Information Systems, Inc., released June 18, 1996.

- -----------------------------

         * Previously filed on the Registrant's Current Report on Form 8-K dated June 17, 1996.

                                                                  EXHIBIT 23(a)



                         CONSENT OF INDEPENDENT AUDITORS


             We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-7591 of Mediware Information Systems, Inc. of our report dated May 8, 1996 relating to the financial statements of Continental Healthcare Systems, Inc. -- Pharmakon Division which appears in this Current Report on Form 8-K/A of Mediware Information Systems, Inc.



Richard A. Eisner & Company, LLP

New York, New York
September 11, 1996

                                                                 Exhibit 23(b)




                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-7591) of Mediware Information Systems, Inc. of our report dated June 17, 1996 relating to the financial statements of JAC Computer Services Limited which appears in this Current Report on Form 8-K/A of Mediware Information Systems, Inc.

PRICE WATERHOUSE LLP
Kansas City, Missouri
September 12, 1996